                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints each of James I. Manion, Alan Jacobs, Robert M.
Hayward, P.C. and Michele Luburich, signing singly, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)       prepare, execute, acknowledge,  deliver and file Forms 3, 4 and 5
(including any amendments  thereto) with respect to the securities of U.S.
Silica Holdings, Inc., a Delaware corporation (the "Company"),  with the
United States Securities and Exchange  Commission,  any national securities exchanges and the Company, as considered necessary or advisable under Section
16(a) of the Securities Exchange Act of 1934 and the rules and  regulations promulgated  thereunder,  as amended from time to time (the "Exchange Act");

(2)       seek or obtain, as the undersigned's representative and on the undersigned's behalf,  information on transactions in the Company's  securities from any third party, including brokers, employee benefit plan administrators
and trustees, and the  undersigned   hereby  authorizes  any  such  person  to
release  any  such information  to the  undersigned  and  approves and ratifies any such release of information; and

(3)       perform  any  and  all  other  acts  which  in  the   discretion   of
such attorneys-in-fact   are  necessary  or  desirable  for  and  on  behalf  of
the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)       this Power of  Attorney  authorizes,  but does not  require,  each such attorney-in-fact  to act in their  discretion  on  information  provided to such attorney-in-fact without independent verification of such information;

(2)       any documents prepared and/or executed by any of the  attorneys-in-
fact on behalf of the undersigned  pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his discretion, deems necessary or desirable;

(3)       neither  the  Company  nor  any of the  attorneys-in-fact  assumes
(i) any liability for the undersigned's responsibility to comply with the requirement of the  Exchange  Act,  (ii) any  liability of the  undersigned  for any failure to comply with such  requirements,  or (iii) any  obligation  or liability  of the undersigned for profit disgorgement under Section 16(b) of the
Exchange Act; and

(4)       this Power of Attorney does not relieve the undersigned from responsibility for  compliance  with the  undersigned's  obligations  under the
Exchange  Act, including without limitation the reporting  requirements under
Section 16 of the Exchange Act.

          The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, with full power of substitution and revocation, hereby ratifying all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney.

          This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each of such attorneys-in-fact.

          IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 8 day of September 2011.

/s/ Robert H. Morrow
----------------------------------------
      Robert H. Morrow
Name: ----------------------------------